UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2006

Lone Star Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15660 North Dallas Parkway,

Suite 500

Dallas, Texas 75248

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 770-6401

Not applicable

(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.         Regulation FD Disclosure.

In its Form 8-K dated October 24, 2006, Lone Star Technologies, Inc. (“Lone Star”) announced that it had entered into a Contribution Agreement to form a joint venture (“Joint Venture”) with Grupo Peixoto de Castro, a Brazilian-based holding company (“GPC”), to produce finished welded oilfield tubular products and line pipe.  Under the agreement, Lone Star will acquire a 50 percent ownership stake in Apolo Mecanica e Estruturas LTDA (“Apolo”), an oilfield tubular products facility operated by Apolo, for approximately $42 million.  The remaining 50 percent ownership stake will be held by GPC, and profits from the Joint Venture will be shared equally between the two partners.

In connection with the Joint Venture, Lone Star is furnishing pursuant to Regulation FD as Exhibits 99.1 and 99.2, respectively, to this Current Report (i) Frequently Asked Questions and (ii) power point slides entitled “Lone Star Technologies, Inc./Grupo Peixoto de Castro Joint Venture.”

Item 9.01.         Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

Exhibit Number	Exhibit Title
99.1	Frequently Asked Questions
99.2	Power point slides entitled “Lone Star Technologies, Inc./Grupo Peixoto de Castro Joint Venture”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

By:	/s/ Robert F. Spears
Robert F. Spears,
Vice President, General Counsel and Secretary

Date:       October 25, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Frequently Asked Questions
99.2	Power point slides entitled “Lone Star Technologies, Inc./Grupo Peixoto de Castro Joint Venture”